Exhibit 32(b)

TUCSON ELECTRIC POWER COMPANY

STATEMENTS OF CORPORATE OFFICERS

(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

Each of the undersigned, Paul J. Bonavia, Chairman of the Board and Principal Executive Officer of Tucson Electric Power Company (the “Company”), and Kevin P. Larson, Senior Vice President and Principal Financial Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 30, 2012

/s/ Paul J. Bonavia
Paul J. Bonavia
Chairman of the Board and
Principal Executive Officer
Tucson Electric Power Company

/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President and
Principal Financial Officer
Tucson Electric Power Company